WARRANT AGREEMENT


     Double  Eagle  Petroleum  And  Mining  Co.,  a  Wyoming   corporation  (the
"Company"), and American Securities Transfer & Trust, Inc. (the "Warrant Agent") agree, effective as of __________, 199_, as follows:

     1. Purpose. The Company proposes to publicly offer 1,000,000 units (the "Units"), each Unit consisting of one share of Common Stock, $.10 par value (the "Common Stock"), and one redeemable Common Stock purchase warrant ("Warrant").

     2. Warrants. For each Warrant held, the registered holder of the Warrant (the "Warrant Holder") is entitled to purchase from the Company one Share at $3.00 per Share (the "Exercise Price"). A Warrant Holder may exercise all or any number of Warrants resulting in the purchase of a whole number of Shares.

     3. Warrant Exercise And Expiration Dates

          (a) Exercise Date. Warrant Holders may exercise the Warrants beginning the date that the registration statement (the "IPO Registration Statement") with respect to the initial public offering of the Warrants is declared effective by the U.S. Securities And Exchange Commission ("SEC"). The Company immediately will notify the Warrant Agent of the date that any such registration statement is declared effective by the SEC.

          (b) Exercise. The Warrants may be exercised at any time commencing on the date determined in accordance with Section 3(a) (the "Exercise Date") and ending at 5:00 p.m., Denver, Colorado time, on the fifth anniversary of the Exercise Date (the "Expiration Date"), subject to Sections 12, 14, and 15 of this Agreement. After the Expiration Date, any unexercised Warrants will be void, and all rights of Warrant Holders shall cease.

     4. Separate Sale And Trading Of Warrants. Upon issuance by the Company, the Warrants will be sold separately from the Common Stock.

     5. Certificates. The Warrant Certificates shall be in registered form only and shall be substantially in the form set forth in Exhibit "A" attached to and made a part of this Agreement. Warrant Certificates shall be signed by, or shall bear the facsimile signature of, the President or a Vice President of the Company and the Secretary or an Assistant Secretary of the Company and shall bear a facsimile of the Company's corporate seal. If any person whose facsimile signature has been placed upon any Warrant Certificate as the signature of an officer of the Company shall have ceased to be such officer before such Warrant Certificate is countersigned, issued and delivered, such Warrant Certificate shall be countersigned, issued and delivered with the same effect as if such person had not ceased to be such officer. Any Warrant Certificate may be signed by, or made to bear the facsimile signature of, any person who at the actual date of the preparation of such Warrant Certificate shall be a proper officer of the Company to sign such Warrant Certificate even though such person was not such an officer upon the date of this Agreement.

     6. Countersigning. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent hereby is authorized to countersign and deliver to, or in accordance with the instructions of, any Warrant Holder, any Warrant Certificate which is properly issued.

     7. Registration Of Transfers And Exchanges. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose upon surrender of such Warrant Certificate to the Warrant Agent for transfer, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Warrant Holder, or a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate shall be issued in the name of and to the transferee, and the surrendered Warrant Certificate shall be cancelled.

     8. Exercise Of Warrants.

          (a) Subject to the provisions of Sections 12 and 15 of this Agreement, each Warrant evidenced by a Warrant Certificate may be exercised upon any single occasion on or after the Exercise Date, and on or before the Expiration Date. A Warrant shall be exercised by the Warrant Holder by surrendering to the Warrant Agent the Warrant Certificate evidencing such Warrant with the exercise form on the reverse of such Warrant Certificate duly completed and executed and delivering to the Warrant Agent, by good check or bank draft payable to the order of the Company, the Exercise Price for each Share to be purchased.

          (b) Upon receipt of a Warrant Certificate with the exercise form thereon duly executed together with payment in full of the Exercise Price for the Shares for which Warrants are then being exercised, the Warrant Agent shall requisition from any transfer agent for the Shares, and upon receipt shall make delivery of, certificates evidencing the total number of whole Shares for which Warrants are then being exercised in such names and denominations as are required for delivery to, or in accordance with the instructions of, the Warrant Holder. Such certificates for the Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a holder of record of such Shares, as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price, whichever shall last occur, provided that if the books of the Company with respect to the Shares shall be closed as of such date, the certificates for such Shares shall be deemed to be issued, and the person to whom such Shares are issued of record shall be deemed to have become a record holder of such Shares, as of the date on which such books shall next be open (whether before, on or after the Expiration Date) but at the Exercise Price and upon the other conditions in effect upon the date of surrender of the Warrant Certificate and payment of the Exercise Price, whichever shall have last occurred, to the Warrant Agent.

          (c) If less than all of the Warrants evidenced by a Warrant Certificate are exercised upon a single occasion, a new Warrant Certificate for the balance of the Warrants not so exercised shall be issued and delivered to, or in accordance with transfer instructions properly given by, the Warrant Holder until the Expiration Date.

          (d) All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled.

          (e) Upon the exercise or conversion of any Warrant, the Warrant Agent shall promptly deposit the payment into an escrow account established by mutual agreement of the Company and the Warrant Agent. All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds. Once the funds are determined to be collected, the Warrant Agent shall cause the share certificate(s) representing the exercised Warrants to be issued.

     9. Taxes. The Company will pay all documentary, stamp or similar taxes attributable to the initial issuance of Shares upon exercise of Warrants. The Company shall not, however, be required to pay any such tax or charge which may be payable in respect of any transfer involved in any issue of Warrant Certificates or in the issue of any certificates for Shares in a name other than that of the Warrant Holder upon the exercise of any Warrant.

     10. Mutilated Or Missing Warrant Certificates. If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company and the Warrant Agent may, on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), and upon receipt of evidence satisfactory to the Company and the Warrant Agent of such mutilation, loss, theft or destruction, issue a substitute Warrant Certificate of like denomination and tenor as the Warrant Certificate so mutilated, lost, stolen or destroyed. Applicants for such substitute Warrant Certificate also shall comply with such other reasonable regulations and pay any reasonable charges as the Company or the Warrant Agent may prescribe.

     11. Reservation Of Shares. For the purpose of enabling the Company to satisfy all obligations to issue Shares upon exercise of Warrants, the Company will at all times reserve and keep available free from preemptive rights, out of the aggregate of its authorized and unissued Shares, the full number of Shares issuable upon the exercise of all outstanding Warrants. Shares which may be issued upon the exercise of Warrants will upon issue be fully paid and nonassessable by the Company and free from all taxes, liens, charges and security interests with respect to the issue thereof.

     12. Governmental Restrictions. The Company and the Warrant Agent acknowledge that no Warrants may be exercised by a Warrant Holder unless the Company has currently in effect a Registration Statement under the Securities Act covering the Shares of Common Stock issuable upon exercise of the Warrants. Therefore, no Warrants may be exercised by Warrant Holders nor may any Shares be issued by the Warrant Agent to Warrant Holders pursuant to exercise of the Warrants by Warrant Holders unless, on the date of exercise: (i) the Company has a currently effective Registration Statement covering the issuance of the Shares by exercise of the Warrants under the Act; (ii) the Warrant Agent has copies of the Prospectus which is a part of such effective Registration Statement and which the Warrant Agent hereby agrees to deliver to the Warrant Holder and (iii) the Shares issuable upon exercise of the Warrants may be legally issued to the exercising Warrant Holder under the securities laws of the state in which such Warrant Holder resides.

     13. Adjustments. If prior to the exercise of any Warrants the Company shall have effected one or more stock splits or subdivisions of shares, stock dividends, or reclassifications or recapitalizations involving its common stock, the number of Shares subject to the Warrant granted shall, (i) if a net increase shall have been effected in the number of outstanding shares of the Company's common stock, be proportionately increased, and the Exercise Price shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of the Company's common stock, be proportionately reduced and the Exercise Price shall be proportionately increased.

     14. Notice To Warrant Holders. If the Company proposes to enter into any reorganization, reclassification, sale of substantially all of its assets, consolidation, merger, dissolution, liquidation or winding up, the Company shall give notice of such fact at least 20 days prior to such action to all Warrant Holders, which notice shall set forth such facts as indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares or other securities and property deliverable upon exercise of the Warrants. At any time, and from time to time, upon notice to the Warrant Holders, the Company at its option may extend the Exercise Period and/or reduce the Exercise Price for the Warrants. Without limiting the obligation of the Company hereunder to provide notice to each Warrant Holder, failure of the Company to give notice shall not invalidate corporate action taken by the Company.

     15. Redemption By The Company. At any time after the Exercise Date, the Company shall have the right and option, upon 30 days' written or published notice to the Warrant Holders, to call, redeem and acquire all of the Warrants remaining outstanding and unexercised at the date fixed for such redemption in such notice (the "Redemption Date"), which Redemption Date shall be 30 days after the date of such notice, for an amount equal to $.02 per Warrant; provided however, that the closing bid quotation for the Common Stock for at least 20 of the 30 consecutive business days ending on the date of the Company's giving notice of redemption has been at least $4.00 per share; and further provided, however, that the Warrant Holders shall in any event have the right during the 30 day period immediately following the date of such notice to exercise the Warrants in accordance with the provisions of Section 8 of this Agreement. In the event any Warrants are exercised during such 30 day period, this call option shall be deemed not to have been exercised by the Company as to the Warrants exercised by holders thereof. The notice of redemption shall require each Warrant Holder to surrender to the Company on the Redemption Date at the corporate office of the Warrant Agent his certificate or certificates representing the Warrants to be redeemed. Notwithstanding the fact that any Warrants called for redemption have not been surrendered for redemption and cancellation on the Redemption Date, after the Redemption Date, such Warrants shall be deemed to be expired and all rights of the Warrant Holders of such unsurrendered Warrants shall cease and terminate, other than the right to receive the redemption price of $.02 per Warrant for such Warrants, without interest; provided, however, that such right to receive the redemption price of $.02 per Warrant shall itself expire one year from the Redemption Date. In the event the Exercise Price is adjusted pursuant to Section 13 of this Agreement, then a corresponding adjustment shall be made in the redemption price pursuant to this Section 15.

     16. No Fractional Warrants Or Shares. The Company shall not be required to issue fractions of Warrants upon the reissue of Warrants, or pursuant to any adjustments as described in Section 13 or otherwise; but the Company, in lieu of issuing any such fractional interest, shall round up or down to the nearest full Warrant. If the total Warrants surrendered by exercise would result in the issuance of a fractional share, the Company shall not be required to issue a fractional share but rather the aggregate number of shares issuable will be rounded up or down to the nearest full share.

     17. Rights Of Warrant Holders. No Warrant Holder, as such, shall have any rights of a stockholder of the Company, either at law or equity, and the rights of the Warrant Holders, as such, are limited to those rights expressly provided in this Agreement or in the Warrant Certificates. The Company and the Warrant

Agent may treat the registered Warrant Holder in respect of any Warrant Certificate as the absolute owner thereof for all purposes notwithstanding any notice to the contrary.

     18. Warrant Agent. The Company hereby appoints the Warrant Agent to act as the agent of the Company and the Warrant Agent hereby accepts such appointment upon the following terms and conditions by all of which the Company and every Warrant Holder, by acceptance of his Warrants, shall be bound:

          (a) Statements contained in this Agreement and in the Warrant Certificates shall be taken as statements of the Company. The Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or for action taken or to be taken by the Warrant Agent.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the Company's covenants contained in this Agreement or in the Warrant Certificates.

          (c) Upon three business days prior notice to the Company, the Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided the Warrant Agent shall have exercised reasonable care in the selection and continued employment of such counsel.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any Warrant Holder for any action taken in reliance upon any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent pursuant to this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and all other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent's negligence or bad faith.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more Warrant Holders shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred in connection with such action, suit or legal proceeding, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Warrant Holders as their respective rights or interests may appear.

          (g) The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     19. Successor Warrant Agent. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act of a party or the parties hereto. In any such event or if the name of the Warrant Agent is changed, the Warrant Agent or such successor may adopt the counter-signature of the original Warrant Agent and may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent.

     20. Change Of Warrant Agent. The Warrant Agent may resign or be discharged by the Company from its duties under this Agreement by the Warrant Agent or the Company, as the case may be, giving notice in writing to the other, and by giving a date when such resignation or discharge shall take effect, which notice shall be sent at least 30 days prior to the date so specified. If the Warrant Agent shall resign, be discharged or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by any Warrant Holder or after discharging the Warrant Agent, then any Warrant Holder may apply to the District Court for the City and County of Denver, Colorado, for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such Court, the duties of the Warrant Agent shall be carried out by the Company. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed and the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for effecting the delivery or transfer. Failure to give any notice provided for in this section, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

     21. Notices. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by any Warrant Holder to or on the Company shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                  Double Eagle Petroleum And Mining Co.
                  777 Overland Trail (P.O. Box 766)
                  Casper, Wyoming 82602

Any notice or demand authorized by this Agreement to be given or made by any Warrant Holder or by the Company to or on the Warrant Agent shall be sufficiently given or made if sent by mail, first class, certified or registered, postage paid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

                  American Securities Transfer & Trust, Inc.
                  938 Quail Street, Suite 101
                  Lakewood, Colorado 80215

Any distribution, notice or demand required or authorized by this Agreement to be given or made by the Company or the Warrant Agent to or on the Warrant Holder shall be sufficiently given or made if sent by mail, first class, certified or registered, postage prepaid, addressed to the Warrant Holders at their last known addresses as they shall appear on the registration books for the Warrant Certificates maintained by the Warrant Agent.

     22. Supplements And Amendments. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Warrant Holders in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or advisable.

     23. Successors. All the covenants and provisions of the Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

     24. Termination. This Agreement shall terminate on the Expiration Date (as provided in Section 3, including extensions thereof) or such earlier date upon which all Warrants have been exercised; provided, however, that if exercise of the Warrants is suspended pursuant to Section 12 and such suspension continues past the Expiration Date, this Agreement shall terminate at the close of business on the business day immediately following the expiration of such suspension. The provisions of Section 17 shall survive such termination.

     25. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Colorado and for all purposes shall be construed in accordance with the laws of said State.

     26. Benefits Of This Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the Warrant Holders any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the Warrant Holders.

     27. Counterparts. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

                                           DOUBLE EAGLE PETROLEUM AND MINING CO.
                                           (a Wyoming corporation)


Dated:            , 1996                    By:
      ------------                              --------------------------------
                                                 Stephen H. Hollis, President


[SEAL]


ATTEST:


By:
   ---------------------------------
         Carol A. Osborne

                                     AMERICAN SECURITIES TRANSFER & TRUST, INC.



Dated                 , 1996         By:
      ----------------                   --------------------------------------
                                         Authorized Officer

                                         ---------------------------------------
                                        (Printed Name and Title)



                                    * * * * *

                                    EXHIBIT A

                         (Attached To And Made A Part Of
                   The Warrant Agreement Dated ________, 1996
                Between Double Eagle Petroleum And Mining Co. And
                   American Securities Transfer & Trust, Inc.


                Form Of Common Stock Purchase Warrant Certificate

                                    EXHIBIT B

                         (Attached To And Made A Part Of
                  The Warrant Agreement Dated __________, 1996
                Between Double Eagle Petroleum And Mining Co. And
                   American Securities Transfer & Trust, Inc.)


                                  Fee Schedule